FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): MAY 15, 2006

FREZER, INC.

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(Exact name of registrant as specified in its charter)

Nevada	000-51336	20-2777600

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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1010 University Avenue Suite 40  San Diego, CA          92103

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(Address of principal executive offices)             (zip code)

Registrant's telephone number, including area code -

(619) 702-1404

N/A

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(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 15, 2006, we, Frezer, Inc., entered into an agreement (“Agreement”) with Applied Fluids Engineering, Inc. (“AFE”), an engineering consulting and research firm. Pursuant to the Agreement, AFE shall assist us in the preparation and submission of the patent application for Frezer’s Cryo- Chip and assist us with market research in relation to the Cryo-Chip.

The Term of the Agreement is for one year from the date of execution.

The Agreement states that AFE shall  receive $6,000 and 50,000 restricted common shares of our stock in accordance with the following terms and conditions:

(a) the sum of $3,000 and 50,000 restricted common shares of our stock upon execution, and

(b) $3000 upon completion of all of the following

(i)satisfactory completion of  the Cryo-Chip provisional patent application,

(ii) completion and receipt by us of Cryo-Chip market research and

(iii)formal assignment of any patent rights related to any work performed by AFE pursuant to this Agreement to Frezer Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FREZER, INC.

By:/s/ David Koos _____________________

David Koos

Chief Executive Officer

Dated:  May 16, 2006

EXHIBIT INDEX

Exhibit

Number          Description

10.1	Agreement dated 15th day of May, 2006, by and between Applied Fluids Engineering and Frezer, Inc.

2